                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [ ]Preliminary Proxy Statement                         [ ]Confidential, For Use of the Commission Only
                                                                (as  permitted by Rule 14a-6(e)(2))
      [X]Definitive Proxy Statement
      [ ]Definitive Additional Materials
      [ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Perot Systems Corporation
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X]No fee required.

      [ ]Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)     Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which transaction applies:

      (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
              (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

      [ ]     Fee paid previously with preliminary materials:

      [ ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)     Amount previously paid:

      (2)     Form, Schedule or Registration Statement No.:

      (3)     Filing Party:

      (4)     Date Filed:

                           PEROT SYSTEMS CORPORATION

                                 April 7, 1999

TO THE STOCKHOLDERS OF PEROT SYSTEMS CORPORATION:

     You are invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Perot Systems Corporation which will be held the Westin Park Central, 12720 Merit Drive, Dallas, Texas on Monday, May 17, 1999, at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                                /s/ ROSS PEROT

                                                Ross Perot
                                                Chairman, President and CEO

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the Annual Meeting, we request that you complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                           PEROT SYSTEMS CORPORATION
                            12404 PARK CENTRAL DRIVE
                              DALLAS, TEXAS 75251

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

     The Annual Meeting of Stockholders ("the Annual Meeting") of Perot Systems Corporation (the "Company") will be held at the Westin Park Central, 12720 Merit Drive, Dallas, Texas, on Monday, May 17, 1999, at 10:00 a.m. local time for the following purposes:

          1. To elect six nominees to serve as Directors of the Company until the next Annual Meeting and until their successors have been elected and qualified;

          2. To ratify the selection of PricewaterhouseCoopers, L.L.C. as the Company's independent accountants for the fiscal year ending 1999; and

          3. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is March 22, 1999 (the "Record Date"). The stock transfer books of the Company will not be closed between the Record Date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ PETER ALTABEF

                                            Peter Altabef
                                            Secretary

Dallas, Texas
April 7, 1999

                           PEROT SYSTEMS CORPORATION

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement (the "Proxy Statement") and related proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Perot Systems Corporation, a Delaware corporation (the "Company"), for the Annual Meeting (the "Annual Meeting") of the Stockholders of the Company (the "Stockholders") to be held at the Westin Park Central, 12720 Merit Drive, Dallas, Texas on Monday, May 17, 1999, at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to Stockholders on or about April 7, 1999.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     The Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), is the only type of security entitled to vote at the Annual Meeting. On March 22, 1999, the record date (the "Record Date") for determination of Stockholders entitled to vote at the Annual Meeting, there were 85,666,109 shares of Class A Common Stock ("Class A Shares") outstanding. As to all matters brought before the Annual Meeting, each Stockholder of record on the Record Date is entitled to one vote for each Class A Share held by such Stockholder on the Record Date. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and for the purposes of determining the affirmative vote necessary to approve a proposal. An abstention from voting on a proposal will have the same legal effect as a vote cast against such proposal. Broker non-votes are not counted toward a nominee's total and will not be treated as entitled to vote on other proposals before the Annual Meeting.

PROXIES

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (Proposal 1), FOR the ratification of the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent accountants for the Company for the fiscal year ended December 31, 1999 (Proposal 2), and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to Stockholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of proxies will be by mail. The original solicitation may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to these individuals for any such services. The Company does not presently intend to solicit proxies by means other than those described above.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company is proposing the reelection of all of the current directors of the Company. The nominees and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director.

     The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting and until their successors have been elected and qualified.

                                                           POSITIONS AND OFFICES HELD
NOMINEE                                AGE                      WITH THE COMPANY
-------                                ---                 --------------------------
Ross Perot...........................  68    Chairman of the Board, President and Chief Executive
                                             Officer
James Champy.........................  56    Vice President and Director
Steven Blasnik.......................  41    Director
William K. Gayden....................  57    Director
Carl Hahn............................  72    Director
Ross Perot, Jr.......................  40    Director

BUSINESS EXPERIENCE OF DIRECTORS

     Ross Perot, one of the Company's founders, has served as a director, President and Chief Executive Officer of the Company since November 1997, and Chairman of the Board since February 1998. In addition, from April 1988 to August 1994, Mr. Perot served as a director of the Company. From June 1988 to June 1992, Mr. Perot held the position of Chairman of the Company. Mr. Perot has been a private investor from June 1992 to the present.

     James Champy joined the Company in July 1996 as a Vice President and a director. From 1993 until 1996, Mr. Champy was Corporate Vice President and Chairman -- Consulting Group of Computer Sciences Corporation. Mr. Champy was one of the founders of, and from 1969 to 1996 served in a variety of capacities for, Index (a management consulting firm) and CSC Index (the management consulting arm of Computer Sciences Corporation formed upon the acquisition of Index by Computer Sciences Corporation in 1988). Most recently, Mr. Champy was Chairman and Chief Executive Officer of CSC Index.

     Steven Blasnik was elected a director of the Company in September 1994. Since 1987, Mr. Blasnik has served as President of Perot Investments, Inc., a private investment firm and an affiliate of Ross Perot. Mr. Blasnik also serves as a director of Zonagen, Inc.

     William K. Gayden was elected a director of the Company in October 1998. Mr. Gayden founded Merit Energy Company ("Merit") in 1989 and has been President of Merit since its founding. Mr. Gayden spent twenty years with Electronic Data Systems Corporation ("EDS") during which time he held many senior positions including President of EDS World Corporation, Senior Vice President of EDS, and a member of the Board of Directors of EDS.

     Carl Hahn was elected a director of the Company in April 1993. Since June 1996, Mr. Hahn has been a private investor. From June 1993 until June 1996, Mr. Hahn served as Chairman of the Board of Directors of Saurer Ltd., a manufacturer of textile machines. Prior to that time, Mr. Hahn served as Chairman of the Board of Management of Volkswagen AG until December 1992. Mr. Hahn also serves as a director of PACCAR, Inc., TRW Inc., Thyssen AG, Gerling AG, Hawesko, AG, and Sachsenring, AG.

     Ross Perot, Jr. was elected a director of the Company in June 1988. Since March 1988, Ross Perot, Jr. has served as Chairman of Hillwood Development Corporation, a real estate development company. Ross Perot, Jr. is the son of Ross Perot.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has established two committees to assist in the discharge of its responsibilities: the Executive Committee and the Audit Committee. The Executive Committee consists of Ross Perot, Ross Perot, Jr., and Steven Blasnik. The Audit Committee consists of William K. Gayden and Carl Hahn.

     Generally, the Executive Committee has the full power and authority of the Board of Directors in the management of the business and affairs of the Company, except with respect to matters that cannot be delegated under Delaware law. The Executive Committee did not meet in 1998.

     The Audit Committee reviews the annual financial statements of the Company and the professional services provided by the Company's independent public accountants, including the scope of their audit coverage, the auditor's reports to management and management's responses to such reports, and the independence of such accountants from the management of the Company. The Audit Committee also reviews the scope of the Company's internal audits, the internal auditors' reports to management and management's responses to such reports, the effectiveness of the Company's internal audit staff, possible violations of the Company's Standards and Ethical Principles, and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit Committee met two times in 1998.

     The Board of Directors may, from time to time, establish other committees to facilitate the management of the Company or for other purposes it may deem appropriate.

     The Board of Directors met five times in 1998.

DIRECTOR COMPENSATION

     In October 1997, the Company began compensating its non-employee directors (other than Ross Perot, Jr.) $2,000 for each meeting of the Board of Directors attended in person. Employee directors receive no cash compensation for attending committee meetings. Directors are also reimbursed for their reasonable out-of-pocket expenses associated with attending Board of Directors and committee meetings. Prior to October 1997, directors received no cash compensation for their service on the Board of Directors or any committee of the Board of Directors.

     Except for Mr. Hahn, prior to December 1996, upon their election to the Board of Directors, non-employee directors (other than affiliates of Ross Perot) were offered either (i) the opportunity to purchase 120,000 restricted shares of Class A Common Stock or (ii) the grant of an option to acquire 120,000 shares of Class A Common Stock at a purchase or exercise price equal to the fair value of such Class A Common Stock at the date of purchase or grant, with such restricted shares of Class A Common Stock or options to acquire shares of Class A Common Stock vesting ratably over a five-year period. In April 1993, Mr. Hahn received 400,000 restricted shares of Class A Common Stock at a price equal to the fair value of such shares at the date of purchase, which vested ratably over a five-year period.

     In December 1996, the Company adopted the 1996 Non-Employee Director Stock Option/Restricted Stock Plan (the "Non-Employee Director Plan"). The Non-Employee Director Plan provides for the issuance of nonqualified stock options or restricted stock to non-employee directors of the Company and any of its majority-owned subsidiaries. The Non-Employee Director Plan is administered by the Board of Directors, which has the authority to interpret the Non-Employee Director Plan. Directors eligible to receive awards under the Non-Employee Director Plan are those (other than Ross Perot, Jr.) who are not employees of the Company. Each eligible existing director will receive comparable grants at completion of the original vesting schedule for such director's current options or restricted shares. Grants are made upon election to the Board of Directors for new directors and, for existing directors, at completion of the original vesting schedule for the director's existing options or restricted shares. The Non-Employee Director Plan provides for a grant to each eligible director of (i) an option to purchase 40,000 shares of Class A Common Stock or (ii) the right to purchase 40,000 restricted shares of Class A Common Stock. (The number of shares of Class A Common Stock or options issuable to each director was reduced from 60,000 to 40,000 on September 30, 1997.) The exercise price of options or the purchase price of restricted shares of Class A Common Stock awarded under the Non-Employee Director Plan must be at least equal to 100% of the fair value of a share of Class A Common Stock on the date of the award.

     Mr. Hahn purchased 40,000 shares of Restricted Stock under the Non-Employee Director Plan in May 1998. In November 1998, the Company issued Mr. Gayden options under the Non-Employee Director Plan to purchase 40,000 shares of Class A Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the Stockholders vote FOR the election of each of the nominees listed herein.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the Stockholders to ratify the selection of PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ending December 31, 1999. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required to ratify the selection of PricewaterhouseCoopers.

     PricewaterhouseCoopers and one of its predecessor firms have audited the Company's financial statements annually since fiscal 1989. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the Stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of shares of Common Stock as of March 15, 1999 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group:

                                                                                          CLASS B
                                                                                           COMMON
                                                               CLASS A COMMON STOCK        STOCK
                                                             ------------------------   ------------
                                                                SHARES       PERCENT       SHARES
                                                             BENEFICIALLY      OF       BENEFICIALLY
                                                               OWNED(1)     OWNERSHIP      OWNED
                                                             ------------   ---------   ------------
EXECUTIVE OFFICERS AND DIRECTORS
Ross Perot(2)..............................................   31,749,100      37.1%             --
James Champy(3)............................................    1,000,286       1.2%             --
Terry Ashwill(4)...........................................      160,223         *              --
Ken Scott(5)...............................................      239,184         *              --
Joseph Boyd(6).............................................      262,401         *              --
Steven Blasnik(7)..........................................       30,000         *              --
William K. Gayden(8).......................................       15,000         *              --
Carl Hahn..................................................      440,000         *              --
Ross Perot, Jr.(9).........................................   31,710,000      37.0%             --
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (13
  PERSONS).................................................   38,020,663      44.1%             --
ADDITIONAL 5% BENEFICIAL OWNERS
Meyerson Family Limited Partnership(10)....................    7,942,400       9.3%             --
UBS(11)....................................................           --         *       7,334,320

---------------

  * Less than 1%

 (1) Percentages are based on the total number of shares of Class A Common Stock outstanding at March 15, 1999, plus the total number of outstanding options and warrants held by each person that are exercisable within 60 days of such date. Shares of Class A Common Stock issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, other than shared property rights created under joint tenancy or marital property laws as between the Company's directors and executive officers and their respective spouses, each stockholder named in the table has sole voting and investment power with respect to the shares of Class A Common Stock set forth opposite such stockholder's name. The shares of Class A Common Stock listed include shares of Class A Common Stock held by the Company's Retirement Savings Plan and Trust for the benefit of the named individuals. Voting and investment power over such shares of Class A Common Stock is held by the trustee of such trust subject to the direction of the Company's 401(k) Plan Committee.

 (2) Includes 31,705,000 shares owned by HWGA, Ltd. ("HWGA") and 100 shares owned by Mr. Perot's spouse. Ross Perot, Chairman, President, and Chief Executive Officer of the Company, is the managing general partner of HWGA. Mr. Perot has voting and investment power over shares owned by HWGA. Ross Perot, Jr. is a general partner of HWGA who has authority to manage HWGA if Ross Perot ceases to be managing general partner of HWGA. Accordingly, shares owned by HWGA are also shown in this table as being beneficially owned by Ross Perot, Jr. The address for Ross Perot and HWGA is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

 (3) Includes 200,000 shares of Class A Common Stock held by the Champy Family Irrevocable Trust (the "Champy Trust") of which Mr. Champy is a trustee. As trustee, Mr. Champy shares voting and investment power with respect to the shares of Class A Common Stock held by the Champy Trust and, therefore, is deemed the beneficial owner of such shares of Class A Common Stock.

 (4) Includes 160,000 shares of Class A Common Stock that Mr. Ashwill has the right to acquire upon the exercise of vested options.

 (5) Includes 29,000 shares of Class A Common Stock that Mr. Scott has the right to acquire upon the exercise of vested options.

 (6) Includes 36,000 shares of Class A Common Stock that Mr. Boyd has the right to acquire upon the exercise of vested options and 4,000 shares of Class A Common Stock held by Mr. Boyd's spouse. Mr. Boyd shares voting and investment power with respect to the shares held by his spouse.

 (7) Includes 24,000 shares of Class A Common Stock that Mr. Blasnik has the right to acquire upon the exercise of vested options and 6,000 shares of Class A Common Stock held by Mr. Blasnik's spouse. Mr. Blasnik disclaims beneficial ownership of the shares held by his spouse.

 (8) Includes 10,000 shares held by partnerships of which Mr. Gayden is a general partner.

 (9) Includes 31,705,000 shares owned by HWGA, Ltd. and 5,000 shares owned by Mr. Perot's spouse. Mr. Perot disclaims beneficial ownership of the shares held by his spouse. The address for Ross Perot, Jr. is 12377 Merit Drive, Suite 1700, Dallas, Texas 75251.

(10) The address of the Meyerson Family Limited Partnership is 4514 Cole Ave., Suite 400, Dallas, Texas 75202.

(11) Includes 6,400,000 shares of Class B Common Stock that UBS has the right to acquire upon the exercise of options. The address for UBS AG is Bahnhofstrasse, CH 8001, Zurich, Switzerland.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     This report is provided by the Board of Directors to assist stockholders in understanding the Board's objectives and procedures in establishing the compensation of the Company's executive officers. Ross Perot, who serves as the Company's Chief Executive Officer, receives no compensation for his service.

     The Board is responsible for establishing and administering the Company's executive compensation program. The Board met five times in 1998.

     In structuring the Company's compensation programs, the Board has been advised on plan design by external compensation consultants, as well as the Company's compensation staff.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Board believes that compensation of the Company's key executives should:

     - have equity as a key component

     - be cost effective -- designed to minimize fixed salary and maximize variable pay which tracks to business results

     - be compared with industry peers to ensure competitiveness

     - attract and retain high caliber Associates on a long term basis

     - align with the business strategy of our fast paced, growing company

     The Company's policy is to position compensation to be competitive with peer information technology companies with which the Company competes for talent, with appropriate variation for individual and corporate performance.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation program consists of three elements:
Base Salary, Short-Term Cash Incentives, and Equity Compensation. Base Salary is set within a salary range for positions based on sustained individual performance. The Company's Short-Term Cash Incentives program is linked to individual Associate performance and the Company's financial performance and, if goals are met, represents a significant portion of each executive officer's total cash compensation. The Company believes that the combination of these cash compensation elements in conjunction with the equity compensation provides both effective retention and motivational value for its Associates.

  Base Salary

     - Base salary ranges for all Perot Systems' Associates -- including the Company's executive officers -- are based on comparisons to the competitive marketplace to assure equitable salary ranges.

     - Salaries within these salary ranges vary by individual based on sustained performance toward the achievement of Perot Systems' goals and objectives.

     - Increases to base salary are determined by anticipated increases to external market comparison groups. From these comparisons, the Company derives a target annual increase percentage. Final increases actually made to base pay are determined by individual performance.

  Short-Term Incentive

     The 1998 Cash Bonus Program consisted of two distinct phases:

     - Outstanding Performer Bonuses. Bonuses were awarded when an Associate performed in an outstanding manner. These bonuses were designed to immediately recognize an Associate whose outstanding performance merited a reward, independent of other factors that might influence the Year-End Bonus Review.

     - The Year-End Bonus Review. This annual cash incentive program is linked to corporate financial and strategic results. Corporate financial and strategic results are measured against corporate financial and strategic goals set at the beginning of the plan year. The financial corporate goal is set at a target level for corporate pre-tax profits. Individual target awards varied by position and were based on competitive practices in the information technology industry. Associates have individual performance assessments and final payment percentages are based on individual performance.

  Equity Compensation

     The Company awards stock options to Associates, including executive officers, to accomplish two goals. First, options directly link an Associate's long-term interest with the interests of our stockholders by rewarding our associates when our stock price performs well. Second, options help retain valuable Associates for the long term because the options vest over time (typically 10 years).

     As with other Associates, executive officers are considered for awards of stock options based on the Company's need to retain the executive officer for future years, the individual executive officer's prior awards of options and restricted stock, and the vesting status of those awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The position of Chief Executive Officer is held by Ross Perot. Mr. Perot has not accepted cash or non-cash compensation for his role in the Company.

CONCLUSION

     Financial success that equates to stockholder value was the driver for reward under the 1998 Cash Bonus Program. The Company's financial performance was very strong in 1998 and the bonuses awarded to executive officers were based on the Company's financial performance and the performance of each respective executive officer.

                                            Board of Directors

                                            Ross Perot
                                            Steve Blasnik
                                            James Champy
                                            William K. Gayden
                                            Carl Hahn
                                            Ross Perot, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     As members of the Board of Directors, Ross Perot and James Champy will participate in future compensation decisions.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Summary Compensation Table below shows compensation for the 1996, 1997, and 1998 fiscal years of the Chief Executive Officer during 1998 and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 1998 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                                   AWARDS
                                                                         ---------------------------
                                          ANNUAL COMPENSATION              RESTRICTED     SECURITIES
   NAME AND PRINCIPAL            -------------------------------------       STOCK        UNDERLYING       ALL OTHER
        POSITION          YEAR   SALARY($)   BONUS($)(1)   OTHER($)(2)   AWARD(S)($)(3)    OPTIONS     COMPENSATION($)(4)
   ------------------     ----   ---------   -----------   -----------   --------------   ----------   ------------------
Ross Perot..............  1998   $     --     $     --       $    --        $     --             --         $    --
  Chairman, President &   1997         --           --            --              --             --              --
  Chief Executive
  Officer(5)
James Champy............  1998   $500,000     $275,000       $13,162        $     --             --         $23,400
  Vice President(6)       1997    500,000           --         5,738              --             --          23,337
                          1996    195,192      117,115            --              --(7)          --          17,000
Terry Ashwill...........  1998   $368,754     $400,000       $    --        $     --        100,000         $ 6,400
  Vice President & Chief  1997    324,876           --        96,276              --(9)     700,000              --
  Financial Officer(8)
Ken Scott...............  1998   $324,240     $325,000       $    --        $     --             --         $    --
  Vice President(10)      1997    182,740           --            --         315,000(11)    290,000              --
Joseph Boyd.............  1998   $240,000     $350,000       $    --        $     --        200,000         $ 6,400
  Vice President          1997    179,667           --            --              --             --           6,337
                          1996    152,083       38,021            --              --        160,000           6,000

---------------

 (1) Bonus amounts shown for 1998 were earned in 1998 and paid in 1999. Bonus amounts shown for 1996 were earned in 1996 and paid in 1997.

 (2) With respect to Mr. Ashwill, represents $92,668 paid in 1997 in connection with his relocation and $3,608 for home office equipment. With respect to all other named executive officers, represents the payment of taxes related to the life insurance policies referenced in Note 4 to this table.

 (3) The number of restricted shares of Class A Common Stock held by the named executive officers and the value of such shares of Class A Common Stock (less the amount paid therefor) at December 31, 1998 were as follows: Mr. Champy -- 800,000 shares of Class A Common Stock, $11,800,000; and Mr. Scott -- 180,600 shares of Class A Common Stock, $2,550,975. Prior to the initial public offering, there was no market for the Class A Common Stock. Therefore, the values in the preceding sentence are based on the initial public offering price of $16.00 per share.

 (4) In 1998, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; and (ii) $6,400 in Company contributions to the Company's 401(k) plan for the benefit of each of Messrs. Champy, Ashwill, and Boyd. In 1997, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; and (ii) $6,337 in Company contributions to the Company's 401(k) plan for the benefit of each of Messrs. Champy and Boyd. In 1996, represents (i) $17,000 in life insurance premiums paid for the benefit of Mr. Champy; and (ii) $6,000 in Company contributions to the Company's 401(k) plan for the benefit of Mr. Boyd.

 (5) Mr. Perot has served as President and Chief Executive Officer since November 7, 1997 and Chairman since February 25, 1998. Mr. Perot serves the Company without compensation.

 (6) Mr. Champy joined the Company as an executive officer on July 8, 1996.

 (7) Mr. Champy purchased 1,000,000 restricted shares of Class A Common Stock for $1.25 per share (the fair value of such shares on the date of purchase). The shares vest ratably over a ten-year period. The first vesting date was August 12, 1997.

 (8) Mr. Ashwill joined the Company and was elected Vice President and Chief Financial Officer as of January 28, 1997.

 (9) Mr. Ashwill purchased 200,000 restricted shares of Class A Common Stock on January 28, 1997, and an additional 40,000 restricted shares of Class A Common Stock on February 14, 1997. In each case, the purchase price was $1.875 per share (the fair value of such shares on the respective dates of the purchase). The restricted shares of Class A Common Stock were scheduled to vest over a three-year period at a rate of 80,000 shares per year. On December 23, 1997, Mr. Ashwill sold all of such shares to the Company for an amount equal to the cost of purchase plus 8% interest accrued from the respective purchase dates. The sale was in connection with the issuance of options to purchase 240,000 shares of Class A Common Stock at an exercise price of $3.375 per share.

(10) Mr. Scott has served as Vice President since November 1998. He joined the Company in June 1997.

(11) Mr. Scott purchased 210,000 restricted shares of Class A Common Stock for $1.875 per share. The fair value of such shares on the date of purchase was $3.375 per share. The shares vest over a ten-year period. The first vesting date was June 2, 1998.

STOCK OPTIONS

     The following table provides information relating to option grants in 1998 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                     POTENTIAL REALIZED
                             --------------------------------------------------     VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF                             ANNUAL RATES OF STOCK
                             SECURITIES   TOTAL OPTIONS                            PRICE APPRECIATION
                             UNDERLYING    GRANTED TO     EXERCISE                 FOR OPTION TERM(2)
                              OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
           NAME              GRANTED(1)    FISCAL YEAR     ($/SH)       DATE       5%($)       10%($)
           ----              ----------   -------------   --------   ----------   --------   ----------
Ross Perot.................        --           --%        $   --           --    $     --   $       --
James Champy...............        --           --             --           --          --           --
Terry Ashwill..............   100,000         0.79          11.00     11/04/09     781,373    2,038,428
Ken Scott..................        --           --             --           --          --           --
Joseph Boyd................   200,000         1.58           3.38      3/16/09     479,479    1,250,854

---------------

(1) Grants vest in 10 equal annual installments beginning on the first anniversary of the grant.

(2) These amounts represent assumed rates of appreciation in value from the date of grant until the end of the option term, at the rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the shares of Class A Common Stock.

OPTION EXERCISES AND HOLDINGS

     The following table provides information regarding exercises of stock options by named executive officers during 1998:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                           CLASS A                          NUMBER OF SECURITIES         VALUE(1) OF UNEXERCISED
                           SHARES                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                          ACQUIRED                       OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END($)
                             ON           VALUE(1)       ---------------------------   ---------------------------
         NAME            EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------     -----------     -----------   -------------   -----------   -------------
Ross Perot.............      --              --                 --             --      $       --     $       --
James Champy...........      --              --                 --             --              --             --
Terry Ashwill..........      --              --             80,000        720,000       1,130,000      8,897,500
Ken Scott..............      --              --             29,000        261,000         397,625      3,578,625
Joseph Boyd............      --              --             32,000(2)     380,000         472,000      5,219,000

---------------

(1) The Class A Common Stock was not publicly traded on December 31, 1998. Therefore, values are calculated based on the initial public offering price of $16.00 per share.

(2) Mr. Boyd exercised options to purchase 16,000 of such shares on January 27, 1999.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     James Champy's associate agreement provides for a base salary of $500,000 per year, which is to be reviewed at least annually. Mr. Champy's associate agreement provides for additional benefits, including: (i) a bonus to be determined in accordance with the then current bonus plan applicable to the most senior officers of the Company, (ii) payment of life insurance premiums and
(iii) some travel benefits. Mr. Champy's associate agreement also provides that, in the event that Mr. Champy is terminated by the Company other than for cause or substantial misconduct (as defined in his associate agreement) or Mr. Champy is deemed to have been constructively terminated (as defined in his associate agreement), Mr. Champy will receive a severance payment equal to six months of Mr. Champy's then current base salary. If Mr. Champy's employment is terminated by either party (other than for cause by the Company) within one year of a change in control of the Company (as defined in his associate agreement), Mr. Champy would be entitled to receive a severance payment equal to six months of Mr. Champy's then current base salary. Mr. Champy's employment agreement is terminable by the Company upon 30 days' notice and payment of a severance payment equal to six months' base pay plus benefits.

     The 1,000,000 restricted shares of Class A Common Stock acquired by Mr. Champy pursuant to his restricted stock agreement vest in equal installments over ten years beginning on the first anniversary of the commencement of Mr. Champy's employment by the Company. Vesting is contingent on continued employment; provided, however, that Mr. Champy's restricted shares of Class A Common Stock will continue to vest for limited periods following the termination of his employment if his employment is terminated by the Company other than for cause or substantial misconduct (as defined in his associate agreement) or Mr. Champy is deemed to have been constructively terminated (as defined in his associate agreement). If Mr. Champy's employment is terminated by the Company other than for cause or substantial misconduct, Mr. Champy's restricted shares of Class A Common Stock will continue to vest as scheduled for two years following termination of employment. If there is a change in control of the Company (as defined in his associate agreement) and Mr. Champy's employment is terminated within one year of such change in control by either party (other than for cause by the Company), all of Mr. Champy's shares of Class A Common Stock scheduled to vest through the next two vesting dates will vest on schedule. In the event that Mr. Champy is terminated for any reason by either party, Mr. Champy has the right to require the Company to purchase his shares for their original cost plus simple interest at the rate of 8% per annum.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     The following is a description of the business experience of executive officers other than those serving on the Company's Board of Directors. The Company's executive officers serve at the discretion of the Board of Directors.

     Terry Ashwill, 54, joined the Company in January 1997 as a Vice President and Chief Financial Officer. From August 1991 to January 1997, Mr. Ashwill served as Executive Vice President and Chief Financial Officer of True North Communications, Inc.

     Peter Altabef, 39, joined the Company in June 1993 and was elected as a Vice President in June 1995 and Secretary in March 1996. Mr. Altabef became General Counsel in April 1994. From January 1991 until May 1993, Mr. Altabef was a partner in the Dallas law firm of Hughes & Luce, L.L.P.

     Joseph Boyd, 39, joined the Company in January 1990 and was elected as a Vice President in March 1996. Mr. Boyd currently serves as the General Manager of North American Operations for the Company. Mr. Boyd has served as the General Manager of the Company's Healthcare Group and as an account manager.

     Donald Drobny, 55, is one of the Company's founders. Mr. Drobny joined the Company in June 1988 and was elected as a Vice President in April 1989. Mr. Drobny currently has oversight responsibility for the Company's training and recruiting activities. Previously, Mr. Drobny had oversight responsibility for the Company's project offices.

     John King, 52, is one of the Company's founders. Mr. King joined the Company in June 1988 and was elected as a Vice President in April 1989 and currently has responsibility for the Company's Financial Services Group.

     Ron Nash, 49, joined the Company in March 1993 and was elected as a Vice President in May 1995. Mr. Nash currently has responsibility for European sales.

     Ken Scott, 56, joined the Company in June 1997 and was elected Vice President in November 1998. Mr. Scott currently serves as the General Manager of European Operations for the Company. For the seven years prior to joining the Company, Mr. Scott was the President of the Energy Division of EDS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company licenses the right to use the Perot name in its current and future businesses, products, or services from the Perot Systems Family Corporation and Ross Perot. The license is a non-exclusive, royalty-free, non-transferable license without geographic restriction. The Company may also sublicense its rights to the Perot Name to its affiliates. Under the License Agreement, as amended, either party may, in their sole discretion, terminate the license at any time, with or without cause and without penalty, by giving the other party written notice of such termination. Upon termination by either party, the Company must discontinue all use of the Perot Name within one year following receipt of the notice of termination.

     The Company made loans to each of Ken Scott, Ron Nash, Joseph Boyd, and Guillermo Marmol in connection with the purchase by such persons of shares of Class A Common Stock from the Company. Each of such loans is secured by the purchased stock. In addition, the Company loaned $250,000 to John King secured by shares of Class A Common Stock. All such loans accrue interest at 8% per annum. As of February 28, 1999, the total amount outstanding for each such loan (including accrued interest) was $281,691, $198,688, $265,616, $74,511, and $0 for Messrs. King, Scott, Nash, Boyd, and Marmol, respectively. The highest amounts outstanding under such loans since January 1, 1998 were as follows: Mr. King, $281,691; Mr. Scott, $198,730; Mr. Nash, $267,315; Mr. Boyd, $75,922; and
Mr. Marmol, $135,877. Messrs. King, Scott, Nash, and Boyd are executive officers of the Company. Mr. Marmol is a former executive officer of the Company.

     Messrs. Nash, Altabef, and Scott have outstanding loans with NationsBank of Texas, N.A. ("NationsBank") in the respective principal amounts of $207,867, $126,400, and $325,809. In addition,

Mr. Drobny had a loan with NationsBank in the principal amount of $350,000, which was paid in full during 1998. Interest accrues on all such loans at the rate of 9.75% for Messrs. Nash and Altabef and 8.75% for Mr. Scott. Mr. Drobny's loan accrued interest at the rate of 9.5%. The Company had agreed that it would, at the request of NationsBank, purchase such loans from NationsBank for an amount equal to principal plus accrued and unpaid interest if the Company did not have an initial public offering that resulted in the shares of Class A Common Stock being publicly traded before the maturity of the notes. The Company's repurchase obligation ended on February 2, 1999. Messrs. Altabef and Drobny are executive officers of the Company.

     For the year ended December 31, 1998, the Company paid $244,164 to the law firm of Locke Liddell & Sapp LLP for services rendered to the Company. The spouse of Mr. Altabef is a shareholder of that firm.

     For the year ended December 31, 1998, the Company paid to Hughes & Luce, L.L.P. $485,513 for services rendered to the Company. A partner in that firm is a son-in-law of Mr. Perot.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with Securities Exchange Commission. Reporting Persons are required by Securities Executive Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Scott's Form 3 was inadvertently not timely filed. Based solely on its review of the copies of such forms received or written representations from Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 1998, all the Reporting Persons otherwise complied with all applicable filing requirements.

PERFORMANCE GRAPH

     Prior to February 2, 1999, the Company was not publicly traded and there was no market for its securities. Therefore, the performance of the Company's securities cannot be compared to the performance of publicly-traded securities based on trading prices during 1998 and prior years.

             STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING AND
                            THE 2000 PROXY STATEMENT

     Under Section 3(b) of the Company's Amended and Restated Bylaws, proposals by Stockholders intended to be presented at the 1999 Annual Meeting, must be received by the Company no later than the close of business on April 19, 1999.

     Stockholder proposals that are intended to be presented at the Annual Meeting to be held in 2000 must be received by the Company no later than December 8, 1999 in order to be included in the Proxy Statement and related proxy materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for Stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/ PETER ALTABEF

                                            Peter Altabef
                                            Secretary

PROXY


                           PEROT SYSTEMS CORPORATION
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Peter A. Altabef and Rex C. Mills or either of them proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock of Perot Systems Corporation held of record by the undersigned on March 22, 1999, at the Annual Meeting of Shareholders to be held on May 17, 1999 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                                                                                                               Please mark
                                                                                                               your votes as   [X]
                                                                                                               indicated in
                                                                                                               this example.

1.  Election of Directors

     FOR all nominees             WITHHOLD                (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     listed to the right         AUTHORITY                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
    (except as marked      to vote for all nominees
     to the contrary)        listed to the right                Ross Perot           James Champy               Carl Hahn
                                                                Steve Blasnik         William K. Gayden          Ross Perot Jr.
           [ ]                      [ ]

2.  The ratification of the appointment of PricewaterhouseCoopers
    LLP as independent public accountants of the Company and its subsidiaries.

        FOR    AGAINST    ABSTAIN
        [ ]      [ ]        [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

Dated this       day of                                               , 1999
           -----        ----------------------------------------------

----------------------------------------------------------------------------
                               Signature

----------------------------------------------------------------------------
                              Signature


Please sign exactly as name appears on stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

If necessary, please correct your address in the space provided below.

----------------------------------------------------------------------------

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                        (PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE)

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                                             * FOLD AND DETACH HERE *

